Exhibit 99.1

[GRAPHIC OMITTED]



           American Telecom Services Launches Pay N' Talk(TM) Products
                     Through Office Depot Stores Nationwide

Contact:          Bruce Hahn, CEO
                  (310) 871-9904
                  (404) 261-7466
                  Bruce.Hahn@atsphone.com

Investor Contact: Brett Maas, Principal
                  Hayden Communications
                  (646) 536-7331
                  brett@haydenir.com

Media Relations:  Danielle Ross
                  Comunicano, Inc
                  (858) 314-2958
                  dross@comunicano.com


                              FOR IMMEDIATE RELEASE


City of Industry, California, October 18, 2006 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions today announced that Office Depot and OfficeDepot.com have launched a Pay N' Talk (PNT) phone program chain wide in approximately 1,200 stores, offering consumers multi-handset cordless phone combinations that are part of the ATS Pay N' Talk line of home phones. The phones come bundled with free Minutes from the Pay N' Talk prepaid long distance service as part of the program.

Office Depot's decision to carry and nationally promote Pay N' Talk products significantly expands the retail distribution network for this line. The launch began with the promotion of an ATS Multi Handset Cordless phone combo package in Office Depot's weekly circular advertisement in September that reached millions of homes. This will continue throughout the year with additional circular and in-store promotions and the expansion of the line to include additional Pay N' Talk products.

Pay N' Talk service offers consumers the opportunity to save on their regional, domestic and international long distance service through one-touch access using the money saving green button on every handset. Using the money saving green button, consumers can activate their Pay N' Talk account, use the promotional minutes that are included with every phone, make calls and manage their account. The Pay N' Talk service offers annual savings of up to 60% compared to the average household's residential long distance service fees incurred when using incumbent long distance telephone service providers.

About American Telecom Services

American Telecom Services, a leading provider of traditional and internet phones bundled with service offerings, currently offers Digital Clear Internet phone bundles powered by SunRocket (voice-over-Internet-Protocol or "VoIP") and Pay N' Talk prepaid residential long distance communications services powered by IDT. These services are bundled with ATS' diverse line of custom designed digital, cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom", "ATS" "Pay N' Talk" and "Digital Clear" brand names.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated February 1, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.